                                                                                                Exhibit 10.15(b)
AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. SAVINGS AND INVESTMENT PLAN
(as amended and restated effective as of January 1, 2013, with certain other effective dates)

WHEREAS, pursuant to Section 12.1 of the Minerals Technologies Inc. Savings and Investment Plan, as amended and restated effective as of January 1, 2013, with certain other effective dates (the "Plan"), Minerals Technologies Inc. (the "Company") reserves the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective December 6, 2013, except as otherwise specified:

1.	Section 5.1(a) shall be amended by replacing the second sentence thereof with the following:

"In this regard, separate investment funds selected by the Committee shall be provided for the directed investment of each Participant's Account, including a separate Employer stock fund which is primarily invested in Minerals Technologies Inc. common stock, with a portion being invested in cash and cash equivalents for liquidity purposes, and a separate Pfizer stock fund which is primarily invested in Pfizer, Inc. common stock, with a portion being invested in cash and cash equivalents for liquidity purposes."

2.	Section 5.1(c) shall be amended by deleting the second paragraph thereof and replacing it with the following:

"With respect to the portion of the Participant's Account derived from any Employer contributions made on his behalf under Sections 4.3 or 13.3 which is invested in publicly-traded employer securities, and/or with respect to any other contributions invested in Pfizer, Inc. stock, a Participant (or a Beneficiary of any such Participant if deceased) may direct the Trustee to divest such securities and to reinvest the proceeds in other investment options available under the Plan subject to the provisions of Code Section 401(a)(35), in accordance with rules and procedures established by the Administrator from time to time."

3.            Section 5.2 shall be amended by replacing it in its entirety with the following:

"VOTING RIGHTS.  Any securities held in the investment funds, including the Employer stock fund (within the meaning of Section 5.1(a)) and the Pfizer stock fund (within the meaning of Section 7.1) shall be voted in the manner provided in the Trust Agreement."

4.	Section 7.1 shall be amended by deleting the second paragraph thereof and replacing it with the following:

"To the extent the Participant's Account is invested in the Employer stock fund (within the meaning of Section 5.1(a)) or the Pfizer stock fund (within the meaning of Section 5.1(a)), the Participant (or Beneficiary in the event of the Participant's death) may elect to receive such portion of his Account in a single payment in (i) cash, or (ii) whole shares of stock, with any fractional shares and the cash and cash equivalent portions of the underlying stock fund being distributed in cash."

5.        Section 8.3 shall be amended by replacing it in its entirety with the following:

"WITHDRAWALS AFTER AGE 59½. After attaining age fifty-nine and one-half (59½), an actively employed Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.  Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.  To the extent the Participant's Account is invested in the Employer stock fund (within the meaning of Section 5.1(a)) or the Pfizer stock fund (within the meaning of Section 7.1), the withdrawal may be made in the form of whole shares of stock, with any fractional shares and the cash and cash equivalent portions of the underlying stock fund being withdrawn in cash.  For purposes of this Section, an actively employed Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer's related group (as defined in Section 2.4(b)) and who has an Account under the Plan."

IN WITNESS WHEREOF, the Company has authorized the undersigned to execute this amendment, and this amendment is executed on this 5th day of December, 2013.

MINERALS TECHNOLOGIES INC.

BY: /s/ Thomas Meek
Thomas Meek
Sr. Vice President & General Counsel
22356632.1